Exhibit 10.4

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) is entered into as of ____________, 2026 by and among the following parties:

Party A:	Erhua Medical Technology (Changzhou) Co., Ltd. (the “Pledgee”), a limited liability company established in the People’s Republic of China (“China”), with its registered address at No. 33 Xiangyun Road, Jiangsu Wujin Economic Development Zone, and unified social credit code 91320412MA22J9TA7M;

Party B:	HYOUNGJU SEO (徐享周) (the “Pledgor”), Korean passport number: M100Z4858;

Party C:	Beijing Chenglan Kangxu Technology Co., Ltd., a limited liability company established in China, with its registered address at Room A2989, 2/F, Building E10, Free Trade Innovation Service Center, Daxing Airport Area of the China (Beijing) Pilot Free Trade Zone, No. 1 Yuanping North Road, Lixian Town, Beijing Daxing International Airport Economic Zone, Beijing, and unified social credit code 91110115MAKNEGJU0Y.

In this Agreement, the Pledgee, the Pledgor and Party C are each referred to as a “Party” and collectively as the “Parties”.

Whereas:

1.	The Pledgor holds 100% of the equity interests in Party C. Party C is a limited liability company registered in China which, as approved by the relevant governmental authorities of China, may engage in the business scope set forth in its business license; Party C is the sole shareholder of Huaxia Qiying (Beijing) Technology Co., Ltd. and holds 100% of the equity interests in Huaxia Qiying (Beijing) Technology Co., Ltd.

2.	The Pledgee is a wholly foreign-owned enterprise registered in China. The Pledgee and Party C entered into the Exclusive Business Cooperation Agreement (the “Exclusive Business Cooperation Agreement”) on ____________, 2026; the Pledgor, Party C and the Pledgee entered into the Exclusive Purchase Option Agreement (the “Exclusive Purchase Option Agreement”) on ____________, 2026; and the Pledgor entered into the Power of Attorney Agreement (the “Power of Attorney Agreement”, together with the Exclusive Business Cooperation Agreement and the Exclusive Purchase Option Agreement, the “Project Agreements”) with the Pledgee and Party C on ____________, 2026;

3.	Purpose of the pledge: in order to ensure that (A) the Pledgee is able to collect from Party C, under the Exclusive Business Cooperation Agreement, all payments due and payable by Party C and its subsidiaries, including without limitation consulting and service fees, (B) the Pledgee is able to effectively exercise the equity purchase option and/or the asset purchase option under the Exclusive Purchase Option Agreement, (C) the Pledgee is able to exercise the voting rights and other rights under the Power of Attorney Agreement, and (D) Party C and its subsidiaries are able to perform their obligations under the Project Agreements and the other VIE documents, the Pledgor agrees to pledge all of the equity interests it holds in Party C as security for the obligations of Party B, Party C and its subsidiaries under the Project Agreements.

Accordingly, the Parties jointly agree to enter into this Agreement on the following terms.

1.	Definitions

Unless otherwise provided in this Agreement, the following terms shall have the meanings set forth below:

1.1	“Pledge” means the security interest granted by the Pledgor to the Pledgee under Section 2 of this Agreement, namely the right of the Pledgee to receive payment in priority out of the proceeds of transfer, auction or sale of the equity interests.

1.2	“Pledged Equity” means all of the 100% equity interests currently lawfully held by the Pledgor in Party C (corresponding to registered capital of RMB100,000), together with the increased capital contribution and the dividends referred to in Sections 2.3 and 2.4 of this Agreement.

1.3	“Pledge Term” means the term provided for in Section 3 of this Agreement.

1.4	“Project Agreements” has the meaning given to it in the recitals to this Agreement.

1.5	“Contractual Obligations” means all contractual obligations of the Pledgor and of Party C and its subsidiaries under this Agreement and the Project Agreements.

1.6	“Secured Debts” means the payment and other obligations of Party C and its subsidiaries under the Exclusive Business Cooperation Agreement, together with all direct, indirect and consequential losses and loss of expected benefits suffered by the Pledgee as a result of any Event of Default (as defined below) of the Pledgor, Party C and/or its subsidiaries, the amount of which losses shall be determined on bases including without limitation the Pledgee’s reasonable business plan and profit forecast, the service fees payable to the Pledgee under the Exclusive Business Cooperation Agreement, and all expenses incurred by the Pledgee in enforcing the Contractual Obligations of the Pledgor, Party C and/or its subsidiaries.

1.7	“Event of Default” means any of the circumstances listed in Section 7 of this Agreement.

1.8	“Default Notice” means a notice issued by the Pledgee under this Agreement declaring an Event of Default.

2.	Pledge

2.1	As security for repayment of the Secured Debts, the Pledgor hereby pledges all of the Pledged Equity to the Pledgee, and Party C hereby agrees that the Pledgor pledges the Pledged Equity to the Pledgee in accordance with this Agreement.

2.2	The Pledgor undertakes that, after the execution of this Agreement, it shall be responsible for recording the equity pledge arrangement under this Agreement in Party C’s register of shareholders as soon as possible (and in any event no later than ten (10) business days after the execution of this Agreement).

2.3	With the prior written consent of the Pledgee, the Pledgor may increase the capital of Party C. Any increased capital contribution of the Pledgor in the registered capital of Party C as a result of such capital increase shall also form part of the Pledged Equity. The Pledgor undertakes to record the pledge over such increased capital contribution under this Section 2.3 in Party C’s register of shareholders as soon as possible (and in any event no later than ten (10) business days after completion and closing of the capital increase of Party C) and to apply to the Registration Authority (as defined below) for registration as soon as possible (and in any event no later than the time limit required by Party A).

2.4	During the Pledge Term, the Pledgee is entitled to receive the proceeds generated by the Pledged Equity (including without limitation any dividends and profits). The Pledgor may receive dividends or bonuses in respect of the Pledged Equity only with the prior written consent of the Pledgee. Any dividends or bonuses received by the Pledgor in respect of the Pledged Equity shall be deposited into an account designated by the Pledgee, shall be subject to the Pledgee’s supervision and shall be applied first to discharge the Secured Debts.

2.5	If Party C is required to be dissolved or liquidated under the mandatory provisions of PRC law, any benefit lawfully distributed to the Pledgor by Party C after Party C has lawfully completed the dissolution or liquidation procedures shall, at the Pledgee’s request, be (1) deposited into an account designated by the Pledgee, be subject to the Pledgee’s supervision and be applied first to discharge the Secured Debts; or (2) to the extent not in violation of PRC law, gifted to the Pledgee or to a person designated by the Pledgee.

3.	Registration and Term of the Pledge

3.1	The Pledge shall take effect upon its registration with the competent market supervision and administration authority of the place where Party C is located (the “Registration Authority”), and the term of the Pledge shall continue until the Contractual Obligations have been fully performed or the Secured Debts have been fully discharged (the “Pledge Term”).

3.2	The Parties agree that, after the execution of this Agreement, the Pledgor and Party A shall apply to the Registration Authority for registration of the creation of the equity pledge as soon as possible (and in any event no later than the time limit required by Party A). The Parties further agree that, within 15 business days from the date on which the Registration Authority formally accepts the application for equity pledge registration, all equity pledge registration formalities shall be completed, the registration notice issued by the Registration Authority shall be obtained, and the Registration Authority shall record the equity pledge completely and accurately in the equity pledge register.

3.3	The Parties further agree that, for the purpose of completing the equity pledge registration formalities with the administration for market regulation, the Parties shall submit to the Registration Authority this Agreement or an equity pledge agreement executed in the form required by the Registration Authority which truly reflects the information on the Pledge under this Agreement (the “Registration Pledge Agreement”). Matters not provided for in, or inconsistent with, the Registration Pledge Agreement shall be governed by this Agreement. The Pledgor and Party C shall, in accordance with PRC laws and regulations and the requirements of the Registration Authority, submit all necessary documents and complete all necessary formalities so as to ensure that the Pledge is registered as soon as possible after the application is submitted.

4.	Custody of Equity Records

During the Pledge Term provided for in this Agreement, the Pledgor shall, within ten (10) business days from the execution of this Agreement, deliver to the Pledgee for custody the register of shareholders and the capital contribution certificate recording the Pledge, in a form substantially the same as Exhibit 1 and Exhibit 2. The Pledgee shall keep such documents in custody throughout the Pledge Term provided for in this Agreement.

5.	Representations and Warranties of the Pledgor

The Pledgor hereby represents and warrants to the Pledgee as at the date of execution of this Agreement as follows:

5.1	The Pledgor has full capacity for civil conduct and has the lawful right and capacity to enter into this Agreement and to assume legal obligations under this Agreement. This Agreement, upon due execution by the Pledgor, constitutes legal, valid and binding obligations of the Pledgor.

5.2	Party C is a limited liability company duly registered and lawfully existing under PRC law with independent legal person status, and has full and independent legal standing and legal capacity to execute, deliver and perform this Agreement and may independently participate in litigation as a party.

5.3	The Pledgor is the sole legal and beneficial owner of the equity interests, and there is no dispute concerning the ownership of the Pledged Equity. The Pledgor has the right to dispose of the Pledged Equity and any part of it.

5.4	Other than the Pledge, the Pledgor has not created any security interest or other encumbrance over the Pledged Equity.

5.5	Save for the registration of the pledge over the Pledged Equity with the Registration Authority, which is to be completed within the period agreed in Section 3.2 of this Agreement, all consents, licenses, waivers or authorizations of any other third party, and all approvals, permits or exemptions of any governmental authority, or registration or filing formalities with any governmental authority, required for the execution and performance of this Agreement and for the equity pledge under this Agreement (where required by law) have been obtained or completed and will be fully effective during the term of this Agreement.

5.6	The Pledgor hereby warrants to the Pledgee that the foregoing representations and warranties will be true and correct, and will be fully complied with, at all times and in all circumstances until the Contractual Obligations have been fully performed or the Secured Debts have been fully discharged.

6.	Undertakings and Further Agreements of the Pledgor and Party C

6.1	During the term of this Agreement, the Pledgor and Party C hereby severally undertake to the Pledgee as follows:

6.1.1	other than in performance of the Exclusive Purchase Option Agreement, not to transfer the Pledged Equity, or to create or permit to exist any security interest or other encumbrance that may affect the rights and interests of the Pledgee in the Pledged Equity, without the prior written consent of the Pledgee;

6.1.2	to comply with all laws and regulations applicable to the Pledge; within five (5) days of receipt of any notice, order or recommendation issued or made by the relevant competent authority in respect of the Pledge, to produce such notice, order or recommendation to the Pledgee, and to comply with such notice, order or recommendation, or to raise objections and make representations in respect of such notice, order or recommendation at the reasonable request of, or with the consent of, the Pledgee;

6.1.3	to notify the Pledgee immediately of any event, or any notice received by the Pledgor, that may affect the Pledgee’s rights over the Pledged Equity or any part of it, and of any event, or any notice received by the Pledgor, that may affect any warranty or other obligation of the Pledgor arising under this Agreement.

6.2	The Pledgor agrees that the rights acquired by the Pledgee in respect of the Pledge under this Agreement shall not be interrupted or impaired through legal process by the Pledgor or by any successor or representative of the Pledgor or by any other person.

6.3	The Pledgor hereby undertakes to execute in good faith, and to use its best efforts to cause the other parties having an interest in the Pledge (if any) to execute, all certificates, agreements, deeds and/or undertakings required by the Pledgee. The Pledgor further undertakes to perform, and to use its best efforts to cause the other parties having an interest in the Pledge (if any) to perform, the acts required by the Pledgee in order to facilitate the Pledgee’s exercise of the rights and authority granted to it under this Agreement, and to execute all relevant documents concerning the ownership of the Pledged Equity with the Pledgee or a person designated by the Pledgee (for the purposes of this Section and this Agreement, “person” means an individual, company, joint venture, partnership, enterprise, trust or unincorporated organization).

6.4	The Pledgor hereby undertakes to the Pledgee that it will comply with and perform all warranties, undertakings, agreements, representations and conditions under this Agreement. If the Pledgor fails to perform, or only partially performs, its warranties, undertakings, agreements, representations and conditions, the Pledgor shall indemnify the Pledgee against all losses resulting therefrom.

6.5	The Pledgor and Party C shall strictly comply with the provisions of the Project Agreements and this Agreement, perform their obligations under the Project Agreements and this Agreement, and refrain from any act or omission that may affect the validity and enforceability thereof. Each Pledgor hereby waives any preemptive right it may have when the Pledgee enforces the Pledge. Unless in accordance with the written instructions of the Pledgee, the Pledgor shall not exercise any residual rights it may have in respect of the Pledged Equity.

7.	Events of Default

7.1	Each of the following circumstances shall be deemed to be an Event of Default:

7.1.1	Party C fails to pay in full the consulting and service fees payable under the Exclusive Business Cooperation Agreement, or breaches any other obligation of Party C under that agreement;

7.1.2	Party C or the Pledgor breaches any other Project Agreement;

7.1.3	any representation or warranty made by the Pledgor in Section 5 of this Agreement contains a material misrepresentation or error, and/or the Pledgor breaches any warranty in Section 5 of this Agreement; or the Pledgor breaches any undertaking or further agreement under Section 6 of this Agreement;

7.1.4	the Pledgor and Party C fail to complete the registration of the equity pledge with the Registration Authority as provided in Section 3.1;

7.1.5	the Pledgor or Party C breaches any other provision of this Agreement;

7.1.6	save as expressly provided in Section 6.1.1, the Pledgor transfers or intends to transfer or abandon the Pledged Equity, or assigns the Pledged Equity without the written consent of the Pledgee;

7.1.7	any approval, license, permit or authorization of a governmental authority that renders this Agreement enforceable, lawful and effective is withdrawn, suspended, invalidated or materially amended;

7.1.8	the promulgation of any applicable law renders this Agreement unlawful or makes it impossible for the Pledgor to continue to perform its obligations under this Agreement;

7.1.9	an adverse change occurs in the property owned by the Pledgor such that the Pledgee considers the Pledgor’s ability to perform its obligations under this Agreement to have been affected;

7.1.10	the successor or custodian of Party C only partially performs, or refuses to perform, the payment obligations under the Exclusive Business Cooperation Agreement or the Exclusive Purchase Option Agreement; and

7.1.11	any other circumstance in which the Pledgee is unable, or may become unable, to exercise its rights in respect of the Pledge.

7.2	Upon becoming aware of, or discovering, any of the circumstances described in Section 7.1 or any event that may give rise to any such circumstance, the Pledgor shall promptly notify the Pledgee in writing accordingly.

7.3	Unless an Event of Default listed in this Section 7.1 has been fully resolved to the satisfaction of the Pledgee, the Pledgee may, upon or at any time after the occurrence of the Event of Default, issue a Default Notice to the Pledgor requiring the Pledgor to pay immediately all outstanding payments due and payable under the Project Agreements and all other amounts due and payable to the Pledgee, and/or to dispose of the Pledge in accordance with Section 8 of this Agreement.

8.	Enforcement of the Pledge

8.1	Prior to full payment of the Secured Debts, the Pledgor shall not, without the written consent of the Pledgee, transfer the Pledged Equity or any other equity interest or interest it holds in Party C, or re-pledge the Pledged Equity to any third party.

8.2	The Pledgee may issue a written Default Notice to the Pledgor when enforcing the Pledge.

8.3	Subject to Section 7.3, the Pledgee may exercise the right to enforce the Pledge at the same time as, or at any time after, issuing the written Default Notice under Section 7.2. Once the Pledgee elects to enforce the Pledge, the Pledgor shall no longer have any right or interest in respect of the Pledged Equity.

8.4	After issuing a Default Notice under Section 8.2, the Pledgee is entitled to exercise all default remedies available to it under PRC law, the Project Agreements and the terms of this Agreement, including without limitation receiving payment in priority, in accordance with statutory procedures, out of the proceeds of transfer, auction or sale of all or part of the equity interests pledged under this Agreement, until all outstanding payments due and payable under the Project Agreements and all other amounts due and payable to the Pledgee have been satisfied. The Pledgee shall not be liable for any loss caused by its reasonable exercise of such rights and powers.

8.5	After the occurrence of an Event of Default, the Pledgee is entitled, to the extent permitted and in accordance with applicable law, to take possession of and dispose of the Pledged Equity; the Pledgee shall be under no obligation to pay any of the proceeds of such disposal to the Pledgor, and the Pledgor hereby waives any right it may have to demand any such payment from the Pledgee.

8.6	When the Pledgee disposes of the Pledge in accordance with this Agreement, the Pledgor and Party C shall provide the necessary assistance to enable the Pledgee to enforce the Pledge in accordance with this Agreement.

8.7	The Pledgee is entitled to elect to exercise any of the default remedies available to it simultaneously or successively, and the Pledgee is not required to exercise any other default remedy before exercising its right under this Agreement to receive payment in priority out of the proceeds of the appraised value, auction or sale of the Pledged Equity.

9.	Assignment

9.1	Without the prior written consent of the Pledgee, the Pledgor may not assign or delegate its rights and obligations under this Agreement. However, the Pledgee may at any time assign or delegate its rights and obligations under this Agreement without the consent of the Pledgor or Party C, provided that it notifies the Pledgor and Party C within a reasonable time.

9.2	This Agreement shall be binding on the Pledgor and its successors and permitted assigns, and shall inure to the benefit of the Pledgee and each of its successors and assigns.

9.3	The Pledgee may at any time assign any and all of its rights and obligations under the Project Agreements and/or this Agreement to a person designated by it (whether a natural person or a legal person), in which case the assignee shall enjoy and assume the rights and obligations of the Pledgee under this Agreement as if it were an original party to this Agreement. Where the Pledgee assigns its rights and obligations under the Project Agreements, the Pledgor shall, at the Pledgee’s request, execute the relevant agreements or other documents in connection with such assignment (including without limitation entering into a new pledge agreement on terms and conditions substantially the same as those of this Agreement, and executing the amended Exclusive Business Cooperation Agreement, Exclusive Purchase Option Agreement, Power of Attorney Agreement and other related documents).

10.	Liability for Breach

10.1	If the Pledgor or Party C materially breaches any provision of this Agreement, or fails to perform, incompletely performs or delays the performance of any obligation under this Agreement, that shall constitute a breach by the Pledgor or Party C (as the case may be) under this Agreement.

11.	Termination and Release of the Pledge

11.1	After the Pledgor and Party C have fully and completely performed all Contractual Obligations and discharged all Secured Debts, the Pledgee shall, at the request of the Pledgor and as soon as reasonably practicable, release the equity pledge under this Agreement and cooperate with the Pledgor in cancelling the record of the equity pledge in Party C’s register of shareholders and in completing the cancellation registration of the pledge with the Registration Authority.

11.2	The provisions of Sections 10, 11, 13 and 14 of this Agreement shall survive the termination of this Agreement.

12.	Fees and Other Expenses

All fees and actual expenses relating to this Agreement, including without limitation attorneys’ fees, production costs, stamp duty and any other taxes and fees, shall be borne by Party C. If applicable law requires the Pledgee to bear certain of such taxes and fees, the Pledgor shall cause Party C to reimburse the Pledgee in full for the taxes and fees paid by the Pledgee.

13.	Confidentiality

The Parties confirm that any oral or written information exchanged between them in connection with this Agreement constitutes confidential information. Each Party shall keep all such information confidential and shall not disclose any such information to any third party without the written consent of the other Parties, except: (a) information that is or becomes known to the public (other than through disclosure to the public by the Party receiving the information); (b) information required to be disclosed by applicable law or by the rules or regulations of any securities exchange; (c) information required to be disclosed by a Party to its legal or financial advisers in connection with the transactions contemplated by this Agreement, provided that such legal or financial advisers are bound by confidentiality obligations similar to those under this Section; or (d) information lawfully obtained by the receiving Party from other sources after receipt. Disclosure of any confidential information by any staff member or institution engaged by a Party shall be deemed to be disclosure by that Party, and that Party shall bear legal liability for the resulting breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

14.	Governing Law and Dispute Resolution

14.1	The execution, effectiveness, interpretation and performance of this Agreement, and the resolution of disputes under this Agreement, shall be governed by the laws of China.

14.2	In the event of any dispute arising from the interpretation or performance of the provisions of this Agreement, the Parties shall resolve the dispute through consultation in good faith. If the Parties fail to reach agreement on the resolution of such dispute within 30 days after any Party requests the other Parties to resolve the dispute through consultation, any Party may submit the dispute to the Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitration shall be conducted in Shanghai and the language of the arbitration shall be Chinese. The arbitral award shall be final and binding on all Parties.

14.3	In the event of any dispute arising from the interpretation or performance of this Agreement, or while any dispute is being arbitrated, the Parties shall, except in respect of the matters in dispute, continue to exercise their respective rights and perform their respective obligations under this Agreement.

15.	Notices

15.1	All notices and other communications required or permitted to be given under this Agreement shall be delivered by personal delivery or sent by prepaid registered mail or commercial courier service to the contact address of the relevant Party. The date on which such notice is deemed effectively served shall be determined as follows:

15.1.1	a notice given by personal delivery, courier service or prepaid registered mail shall be deemed effectively served on the date of delivery or of refusal of delivery at the designated address for notices;

15.1.2	a notice given by email shall be deemed served upon dispatch.

15.2	Any Party may at any time change its address for notices by giving notice to the other Parties in accordance with the provisions of this Section.

16.	Severability

If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any respect. The Parties shall, through consultation in good faith, endeavor to replace such invalid, illegal or unenforceable provisions with valid provisions to the maximum extent permitted by law and desired by the Parties, and the economic effect of such valid provisions shall be as similar as possible to that of the invalid, illegal or unenforceable provisions.

17.	Exhibits

The exhibits listed in this Agreement form an integral part of this Agreement.

18.	Effectiveness and Amendment

18.1	This Agreement shall take effect on the date on which the Parties execute this Agreement. Any amendment, change or supplement to this Agreement shall be made in writing and shall take effect after being signed or sealed by the Parties and after completion of governmental registration procedures (where applicable).

18.2	After the execution of this Agreement, the Pledgee is entitled to require amendments or supplements to the provisions of this Agreement in light of actual circumstances. If such amendments or supplements do not materially diminish the rights and interests already enjoyed by Party B or Party C under this Agreement and do not materially increase the obligations already borne by Party B or Party C under this Agreement, the Pledgor and Party C shall unconditionally accept such amendments and supplements; otherwise, such amendments and supplements shall require the consent of Party B and Party C.

18.3	This Agreement is written in Chinese in four counterparts, one for each Party and one for submission to the Registration Authority, each of which has the same effect. This English version is a translation of the Chinese original prepared for reference only and has not been executed by the Parties. In the event of any discrepancy between the Chinese and English versions, the Chinese version shall prevail.

— Signature page follows —

This page contains no text and is the signature page of the Equity Pledge Agreement.

Party A:

Erhua Medical Technology (Changzhou) Co., Ltd. (company chop)

Signature:
Name:
Title:	Legal Representative

Equity Pledge Agreement

This page contains no text and is the signature page of the Equity Pledge Agreement.

Party B:

HYOUNGJU SEO (徐享周)

Signature:

Equity Pledge Agreement

This page contains no text and is the signature page of the Equity Pledge Agreement.

Party C:

Beijing Chenglan Kangxu Technology Co., Ltd. (company chop)

Signature:
Name:
Title:	Legal Representative

Equity Pledge Agreement

Exhibit 1

Register of Shareholders of Beijing Chenglan Kangxu Technology Co., Ltd.

                , 2026

Name	ID number	Capital contribution
HYOUNGJU SEO (徐享周)	ID number: Korean passport number M100Z4858

Capital contribution certificate: No. 1

Capital contribution: RMB100,000 Contribution percentage: 100.00%

All of such 100% equity interests have been pledged to Erhua Medical Technology (Changzhou) Co., Ltd.

Company: Beijing Chenglan Kangxu Technology Co., Ltd. (company chop) Signature: _________________ Name: Title: Legal Representative

Equity Pledge Agreement

Exhibit 2

Capital Contribution Certificate

No.: 1

Company name: Beijing Chenglan Kangxu Technology Co., Ltd.

Date of establishment: September 2, 2026

Registered capital: RMB100,000

Name of shareholder: HYOUNGJU SEO (徐享周)

Capital contribution: RMB100,000

Date of contribution: RMB__________ paid up as of ____________, 2026

Equity percentage: 100.00%

Beijing Chenglan Kangxu Technology Co., Ltd. (company seal)

Legal representative (signature):

Date of issue: ____________, 2026

Equity Pledge Agreement